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EXHIBIT 21.01

                                  SUBSIDIARIES

BOULEVARD MOTEL CORP.
     Arlington Spirits Corp.
     Bay Ridge Spirits Corp.
     Biscayne Land Associates, Inc.
     Biscayne Properties, Inc.
     Bowling Green Inn - Brandywine, Inc.
     Cardinal Beverage Corp.
     Everglades Beverage Corp.
     Fairways Beverage Corp.
     Fairways, Inc.
     First Choice Properties Corp.
          First Choice Capital Corp.
          QI Capital Corp.
     MCH Baltimore Corp.
     MCH Hot Springs Corp.
     MCH Lincoln Corp.
     MCH Roanoke Corp.
     MCH Springfield Corp.
     MCH Wichita Corp.
     MCHD Cypress Creek Corp.
     MCHD Ft. Lauderdale Corp.
     MCHD Hampton Corp.
     Pikesville Hotel Corp.
     Raleigh Hotel Holdings, Inc.
     West Montgomery Hotel Holdings, Inc.
     MCH Shady Grove Corp.
CACTUS HOTEL CORP.
CHOICE MANAGEMENT & REALTY SERVICES, INC.
     Beltway Management Company
COMFORT CALIFORNIA, INC.
GULF HOTEL CORP.
HEFRU FOOD SERVICES, INC.
QCM BEVERAGES, INC.   (49%; 51% Texas resident)
QCM CORPORATION
SUNBURST HOTEL CORP.
THICKET, INC. (THE) (Non-Profit; owned by members)

Subsidiaries are wholly-owned except where indicated.